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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 13, 2000

                           --------------------------

                        PACKAGING RESOURCES INCORPORATED

             (Exact name of Registrant as specified in its charter)

             DELAWARE                    333-05885              36-3321568
   (State or other jurisdiction   (Commission File Number) (IRS Employer Number)
 of Identification incorporation)

                                 ONE CONWAY PARK

                           100 FIELD DRIVE, SUITE 300

                           LAKE FOREST, ILLINOIS 60045

               (Address of principal executive offices) (Zip Code)

                                 (847) 295-6100

              (Registrant's telephone number, including area code)

                                       N/A

          (Former name or former address, if changed since last report)

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ITEM 5.           OTHER EVENTS.

         On December 19, 2000 (the "Closing Date"), Packaging Resources Incorporated (the "Company") completed the sale (the "Sale") of substantially all of its assets (the "Assets") to Van Leer Holding Inc. (the "Purchaser") for $160 million, subject to a post-closing adjustment based on the change in net working capital of the Company from February 28, 2000 through the Closing Date (the "Purchase Price"). The Purchase Price also is subject to a potential post-closing increase of up to $5.0 million based on the realization by the Purchaser of certain business related to the Assets following the Closing Date. The Sale was consummated pursuant to an Asset Purchase Agreement dated as of December 13, 2000 by and among the Company, the Purchaser, Packaging Resources Group, Inc. ("Group"), HPH Industries Ltd. ("HPH") and Howard P. Hoeper ("Hoeper"). A copy of the Asset Purchase Agreement is attached hereto as Exhibit
2.1. In connection with the closing of the Sale, the Company changed its name to Plastics Resolution Corp.

         Simultaneous with the consummation of the Sale, the Company, Group, HPH and Hoeper entered into a Redemption and Consent Agreement (the "Redemption Agreement") dated as of December 19, 2000 with the holders ("the PRI Holders") of approximately 95.5% of the aggregate principal amount of the outstanding 11-5/8% Senior Secured Notes due 2003 of the Company (the "PRI Notes"), holders (the "Group Holders") of approximately 95.4% of the aggregate principal amount of the outstanding 13% Senior Notes due May 1, 2003 of Group (the "Group Notes"), Bank One, as trustee under the indenture governing the PRI Notes (the "PRI Indenture"), and BNY Midwest Trust Company, as trustee under the indenture governing the Group Notes (the "Group Indenture"). Pursuant to the Redemption Agreement, the parties thereto agreed that following the Closing, (i) the Company would redeem all of the outstanding PRI Notes held by the PRI Holders at a discounted redemption price set forth in the Redemption Agreement and the balance of the outstanding PRI Notes at the full redemption price provided for in the PRI Indenture and (ii) Group would redeem all of the outstanding Group Notes held by the Group Holders at the discounted redemption price set forth in the Redemption Agreement and the balance of the outstanding Group Notes at the full redemption price provided for in the Group Indenture. In addition, pursuant to the terms of the Redemption Agreement and in accordance with the terms of the PRI Indenture and the Group Indenture, the PRI Indenture and the Group Indenture were fully satisfied and discharged on December 19, 2000.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         C.       The following exhibits are filed as part of this report:

         EXHIBIT NO.       DESCRIPTION
         -----------       -----------
         2.1               Asset Purchase  Agreement  dated as of December 13,
                           2000 by and among Packaging Resources Incorporated,
                           Packaging Resources Group, Inc., HPH Industries,
                           Ltd., Howard P. Hoeper and Van Leer Holding Inc.

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SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PACKAGING RESOURCES INCORPORATED, a Delaware corporation

Date: December 21, 2000


By:      /s/ Jerry J. Corirossi
Name:    Jerry J. Corirossi
Title:   Executive Vice President, Finance and Administration
         Chief Financial Officer and duly authorized officer

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                                  EXHIBIT INDEX

EXHIBIT NO.                DESCRIPTION
-----------                -----------
2.1                        Asset Purchase Agreement dated as of December 13,
                           2000 by and among Packaging Resources Incorporated,
                           Packaging Resources Group, Inc., HPH Industries,
                           Ltd., Howard P. Hoeper and Van Leer Holding Inc.